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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: MAY 14, 1998



                               INSILCO CORPORATION
             (Exact Name of Registrant as specified in its charter)




            Delaware                    0-22098                 06-0635844
-------------------------------   --------------------    ----------------------
(State or other jurisdiction of   (Commission File No.)   (IRS Employer
incorporation or organization)                            Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)

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ITEM 5.  OTHER EVENTS.

On May 14, 1998, Insilco Corporation (the "Company") announced that a jury has awarded its Taylor Publishing unit approximately $36 million in damages in connection with Taylor's suit against Jostens, Inc. in the United States District Court for the Eastern District of Texas. The verdict also entitles Taylor to recover approximately $1 million in legal fees. The verdict is subject to any post trial motions and appeals by Jostens, and Taylor's receipt of the judgment is contingent on the results of any appeals.

Taylor and Jostens are competitors in the yearbook publishing market. Taylor's suit alleged that Jostens violated federal antitrust laws, unfairly interfered with Taylor's sales representatives, improperly encouraged Taylor employees to divulge confidential Taylor information and otherwise engaged in unfair competition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           Exhibit No.                        Description

              99 (a)          Press release of the Company issued May 14, 1998.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        INSILCO CORPORATION
                                                   -----------------------------
                                                   Registrant



Date: May 14, 1998                              By: /s/   David A. Kauer
                                                   -----------------------------
                                                   David A. Kauer
                                                   Vice President and Chief
                                                   Financial Officer

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                                  EXHIBIT INDEX



     Exhibit No.                   Description


     99 (a)           Press release of the Company issued May 14, 1998.